FIR GROUP

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 1996 AND 1995

Report of Independent Accountants


To the Board of Directors of


FIR Group

We have audited the accompanying consolidated balance sheets of FIR Group (the "Company"), composed of FIR Elettromeccanica S.p.A., CIME S.p.A. and Selin Sistemi S.p.A., as of July 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholder's equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                     /s/  Coopers & Lybrand LLP
                                     --------------------------


Chicago, Illinois

June 9, 1997

FIR Group

Consolidated Balance Sheets

as of July 31, 1996 and 1995

(Dollars in thousands)



ASSETS 	 	 	 	 	 	      	                    	 	 1996 	 	 	 1995

Current assets:

 	Cash and cash equivalents 	      	 	 	 	 	 	 	$ 	2,790 	 	$ 	631
 	Accounts receivable, net of allowance for
    doubtful accounts of $153 in 1996 and
    $148 in 1995                	 	      	 	 	 	 	14,086   	14,474
 	Other receivables 	               	 	 	 	 	 	 	 	1,081 	  	 	816
 	Prepaid assets 	 	 	 	 	 	 	                    	 	243  	 	 	129
 	Inventories 	 	                    	 	 	 	 	 	 	10,487  	 	9,124
 	Deferred income taxes 	             	 	 	 	 	 	 	2,948 		 	5,449

 	 	 	 	 	Total current assets 	           	 	 	 	31,635 	 	30,623

Property, plant and equipment, net  	 	 	 	 	 	 	 	5,179    	4,483

Goodwill, net of $671 and $322 accumulated
  amortization in 1996 and 1995, respectively 	 	 	9,366 		 	9,328

Other intangible assets, net of $94 and $28
  accumulated	amortization in 1996 and 1995,
  respectively 	 	                                   277 	 	  	170
Other assets 	 	 	                      	 	 	 	 	 	 	125    	 	201

 	 	 	 	 	Total assets                  	 	 	 	$ 	46,582	$ 	44,805

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:

 	Current portion of long-term debt 	 	 	 	 	 	$ 	3,028 	$   2,901
 	Bank debt 	 	 	                      	 	 	 	 	 	1,992 	 	 	2,951
 	Accounts payable               	 	 	 	 	 	 	 	 	6,576 	 	 	5,342
 	Accrued interest 	 	               	 	 	 	 	 	 	1,603   	 	 	426
 	Accrued liabilities 	 	              	 	 	 	 	 	 	808   	 	 	593
 	Taxes payable 	 	                    	 	 	 	 	 	 	499   	 	 	214

 	 	 	 	 	Total current liabilities 	     	 	 	 	14,506  	 	12,427

Long-term debt, net 	 	           	 	 	 	 	 	 	 	15,733	 	 	14,768
Deferred taxes 	 	 	                   	 	 	 	 	 	1,106   	 	 	939
Staff severance liability 	 	 	 	      	 	 	 	 	 	2,680 	 	 	2,234

 	 	 	 	 	Total liabilities 	 	             	 	 	34,025 		 	30,368

 	 	 	 	 	Total shareholders' equity 	 	    	 	 	12,557  	 	14,437

 	 	 	 	 	Total liabilities and shareholders'
              equity 	                     	 	 	$46,582 	 $	44,805


The accompanying notes are an integral part of the consolidated financial statements.



FIR Group

Consolidated Income Statements

for the years ended July 31, 1996 and 1995

(Dollars in thousands)


                      	 	 	 	 	 	 	 	 	 1996 	 	 	 1995

Net sales 	 	 	          	 	 	 	 	 	$ 	37,040 	 	$ 31,811

Cost of sales 	       	 	 	 	 	 	 	 	 	25,333 	 	 	22,180

   	Gross profit        	       	 	 	 	11,707 	  	 	9,631

Selling, general and administrative
 expenses 	 	 	 	 	 	                  	3,594 	  	 	2,645

Amortization of intangible assets 	 		 	 	385 	       343

Net exchange (gain) loss 	 	 	  	 	 	 	 	 	98 	   	 	(134)

 	 	 	 	 	Income from operations 	 	 	 	7,630 	 	  	6,777

Other expense (income), net 	 	  	 	 	 	 	263 	 	    	632

 	 	 	 	 	Income before interest and
              taxes 	            	 	 	 	7,367      	6,145

Interest expense, net  	 	 	 	 	 	 	 	 	2,433 	  	 	2,303

 	 	 	 	 	Income before taxes 	   		 	 	4,934 	  	 	3,842

Income tax (provision) benefit 								(2,977) 	 	 	3,944

 	 	 	 	 	Profit before minority
              interest 	          		 	 	1,957 	    	7,786

Minority interest 					            			 	 	(96)          -

Net income 	                     		 	$ 	1,861 	 	$ 	7,786


The accompanying notes are an integral part of the consolidated financial statements.




FIR Group

Consolidated Statement of Changes in Shareholders'
Equity for the years ended July 31, 1996 and 1995
(Dollars in thousands)

                                 	 	 	 	 	 	 	 	 	 	 	 	 		Cumulative
 	 	 	    	Common 		Additional 	 	 	Retained 	 	Treasury 		Translation
 	 	    	 	Stock 	 	Paid-in-Capital Earnings    	Stock    	Adjustment 	Total

Balance,
July 31,
 1995    	 $ 	1,756   	$ 	291 	     $ 	 -       	$   -      $    -	 	 	$ 	2,047

Net income,
fiscal 1995 $	    -    $    -       $ 7,786      $   -      $    -     $ 	7,786

Capital
contribution  $   -    $4,390 	     $   -        $   - 	 	 	$    -     $ 	4,390

Translation
adjustment 	  $   -    $    -       $ 	 -	 	 	   $   -      $  214     $    214

Balance, July
 31, 1995 	 	$	1,756   $4,681 	 	 	 $ 7,786 	    $   -      $  214	    $ 14,437

 	Net income,
fiscal 1996 	$    -    $    -       $	1,861 	 	  $   -      $   -      $ 	1,861

 	Share
  buyback    $    -    $    -       $    - 	 	 	 $	(4,656)  $   -      $(4,656)

Translation
 adjustment  $    -    $    -       $    -       $   -      $  925     $  	925

Balance, July
 31, 1996 	 	$ 	1,756 	$ 	4,681 	  	$ 	9,647 	  	$ 	(4,656)	$ 	1,139 	 $12,567


The accompanying notes are an integral part of the consolidated financial statements.




FIR Group



Consolidated Statements of Cash Flows

for the years ended July 31, 1996 and 1995

(Dollars in thousands)



                                   	 	 	 	 	 	 	 	 	 1996 	 	 	 1995



Cash flow from operating activities:

 	Net income 	                       	 	 	 	 	 		$ 	1,861 	 	$ 	7,785

 	Adjustments to reconcile net income to net cash provided by operating activities:

 	 	Depreciation and amortization 	 	 	 	 	 		       	806 	 	    	631

 	 	Increase (decrease) in deferred taxes 	 	 	 	 		 	122 	 	     (81)

 	 	Changes in assets and liabilities, net of effects from purchase of SELIN and FIR:

 	 	Decrease (increase) in accounts receivable
        and other 	                               		 	975 	 	 	(1,198)

			(Increase) decrease in other receivables   							(221) 		     	41

	 	(Increase) decrease in prepaid assets 	 	 	 	 		 	(104) 	    	 	60

			Decrease (increase) in other assets 		         					81 		    	(154)

	 	Decrease (increase) in income tax receivable    	2,635 	 	 	(5,553)

  	Increase in inventory  	                	 	 	 		 	(934)  	 	(1,129)

	 	Increase in accounts payable 	 	 	 	 	          	 	967 	 	    	575

			Increase (decrease) in accrued liabilities 					 		165     			(492)

			Increase in accrued interest 		             					1,132 	     		400

	 	Increase (decrease) in income tax payable 	 	  		 	266 	 	 	(1,010)

			Increase (decrease) in staff severance liability
    and other long-term liabilities 	 	 	       	 		 	337 	 	    	(57)

	 	 	 	Net cash provided by operating activities    8,088 	 	 	  (182)

Cash flows from investing activities:

 	Net fixed asset acquisitions 	 	 	 	 	 	       		 	(906) 	  	 	(543)

 	Acquisition of intangibles 	 	 	         	 	 	 		 	(130)   	 	 	(86)

 	Payment for purchase of FIR, net of cash acquired    -     	(23,521)

 	Payment for purchase of SELIN, net of cash acquired  -	 	 	 	 	(358)

 	 	 	 	 	Net cash provided by investing activities  (1,036) 	(24,508)

Cash flows from financing activities:
 	Proceeds from issuance of long-term debt 	 	 	 	 	 	 -       17,894
 	Payment of long-term debt 	 	 	 	          	 	 		 	311            -
 	Change in short-term bank debt	 	  	  	 	 	 		 	(1,047)      	2,811
 	Purchase of treasury stock 	 	 	 	 	      	 		 	(4,344)           -
 	Proceeds from capital contribution 	 	 	 	 	         - 	 	 	 	4,454

 	 	 	 	 	Net cash provided by financing
              activities                         	(5,080) 	 	 	25,159

Effect of exchange rate on changes in cash 	 	 	 		 	187      	 	 	46

Net change in cash 	 	 	 	 	 	 	 		               	2,159 	 	     	515

Cash, beginning of year 			                  						 	631     	 	 	116

Cash, end of year 	                     								$ 	2,790    	 	$ 	631


Supplemental disclosure of cash flow information:

 	Interest paid 	                      	 	 	 	 	$ 	879      	$ 	1,144

 	Income taxes paid                    							 	$  	67 	    	$ 	-


The accompanying notes are an integral part of the consolidated financial statements.

FIR

Notes to Combined Financial Statements
(dollars in thousands)


	1.	Nature of Business and Organization

Description of Business and Operating Structure

The FIR Group (the "Company"), composed of FIR Elettromeccanica S.p.A. ("FIR"), CIME S.p.A. ("CIME") and Selin Sistemi S.p.A. ("Selin"), is engaged in the design, production, and assembly of special electric motors employed in several industrial applications such as gasoline pumps, industrial sewing machines, and construction machines. Approximately 50% of its sales are within Italy and 40% are within the rest of Europe. No customer comprises more than 10% of consolidated sales.

The consolidated financial statements include all accounts of the FIR Group and related entities under common control including FIR, CIME, and Selin. All significant intercompany balances and transactions have been eliminated.

In July, 1994, MEVA S.r.l. and SEPI S.r.l. were acquired through
a buy-out group of institutional investors.   In September,
1994, FIR Elettromeccanica S.p.A. was acquired by MEVA and in March, 1995, MEVA, FIR and SEPI were merged into a single company under the FIR name.

Cime S.p.A. was created in 1995 by the FIR shareholders and the managing director of FIR to lease certain production activities formerly performed by FIR Elettromeccanica S.p.A. before the March 1995 merger.

In May 1995, Nike S.r.l. ("Nike") was created by the FIR shareholders and the managing director of FIR to lease certain production activities performed by Selin S.p.A., a company in receivership. In May, Nike changed its name to Selin Sistemi, S.p.A. In January, 1996, Selin acquired the Selin S.p.A. and ended the leasing arrangement.


	2.	Summary of Significant Accounting Policies

Translation of Financial Statements Denominated in a Foreign
Currency

The functional currency is the Italian lire. The balance sheets have been translated into U.S. dollars using the year-end exchange rates, while the income statements have been translated using the average exchange rates each year. Translation gains and losses are reported as a part of consolidated shareholders' equity.

Cash and Cash Equivalents

All highly liquid debt instruments purchased with an initial maturity of three months or less are considered to be cash equivalents.


	2.	Summary of Significant Accounting Policies, continued

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first out (LIFO) method.

Property, Plant and Equipment

Property, plant and equipment are recorded at purchase cost.
Depreciation is provided on the straight-line method over the estimated useful lives of the assets as follows:

      Buildings and improvements 	 	 	   10-33 years

      Plant and equipment 	 	 	          6-10 years

      Commercial and industrial tools 	   4-5 years

Repairs and maintenance are charged to expense when incurred, and expenditures for improvements are capitalized. Upon sale or retirement, the related cost and accumulated depreciation or amortization are removed from the respective accounts and any resulting gain or loss is included in operations.

Intangible Assets

Goodwill is being amortized using the straight-line method over thirty years. Other intangibles consists of patents and other intangible assets and are amortized using the straight-line method over four to five years.

Revenue Recognition

Revenue from the sale of products are recognized on the transfer of ownership, which generally coincides with the time of shipment.

Research and Development

Research and development costs related to both present and future products are charged to expense when incurred.

Interest Rate Swaps

As discussed in Note 14, the Company uses interest rate swaps to hedge its long-term debt. The Company recognizes the differentials to be received or paid under the contracts as an adjustment to interest expense over the life of the contracts.

2.	Summary of Significant Accounting Policies, continued

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Income taxes are accounted for as prescribed in Statement of Financial Accounting Standards ("SFAS") No. 109 - Accounting for Income Taxes. Under the asset and liability method SFAS No. 109, the Company recognizes the amount of income taxes payable. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled.


	 3.   Related Party Transactions

Commercial relationships are in place between FIR and TEA, which is partially owned by the managing director of FIR. TEA buys motors from FIR, which totaled $158 in 1996 and $65 in 1995.
TEA also provides some subcontracted production services to FIR, which totaled $113 in 1996 and $33 in 1995.

The controlling shareholder group performs certain managerial and corporate finance functions for the Company. During 1996 and 1995, fees paid to these controlling shareholders totaled $105 and $527, respectively. These fees were included in other income/expenses.

As discussed in Note 10, the majority shareholder has guaranteed certain debts of the Group.
	4.	Inventories

Inventories consist of the following, valued at LIFO cost:

                     	 	July 31, 1996 	 	 	July 31, 1995

Raw Materials 	          	$ 	6,955        	 	$ 	6,103

Work-in-Process 	         	 	2,891 	           	2,550

Finished Goods 	            	 	641 	 	            471

       Total          	 	$ 	10,487          	$ 	9,124


Inventories are accounted for using the LIFO cost method. LIFO cost approximates replacement cost.


	5.	Property, Plant and Equipment

Property, plant and equipment consist of the following:

                          	 	July 31, 1996 	 	 	July 31, 1995



Land and building 	           	$ 	3,124 	       	$ 	2,931

Plant and machinery 	          	 	1,451 	 	        	1,086

Commercial and industrial tools  	1,348 	          	 	761

                             	 	 	5,923 	          	4,778

Less accumulated depreciation and
    amortization              	 	 	(744) 	         	(295)

                            	 	$ 	5,179      	 	$ 	4,483

	6.	Shareholders' Equity

In September, 1995, the shareholders made an additional capital contribution of $4,390. This amount was recorded directly to Additional Paid-in-Capital.

In March, 1996, the Company re-acquired common stock from
certain shareholders for $4,656.  The transaction was recorded as a Treasury Stock acquisition.
	7.	Gains and Losses on Foreign Sales

Approximately 50% of the Company's sales are to customers outside of Italy and 10% of these sales are to customers outside of Europe. These sales are denominated in the customer's local currency. Gains and losses on the currency translation of theses sales are recorded in the income statement when the Company receives remittance. Gains/losses on amounts in accounts receivable at year end are immaterial. Net gains and losses on the settlement of foreign currency sales were $98 loss and $134 gain for the years ending July 31, 1996 and 1995, respectively.



	8.	Lease Commitments

The Company leases certain production facilities under operating leases expiring through 2002. In most cases, management expects that in the normal course of business these leases will be renewed or replaced by other leases.

Rental expense under noncancelable operating leases was approximately $21 and $5 for the years ended July 31, 1996 and 1995, respectively. Future minimum commitments under noncancelable operating leases are as follows:

                             Year ending July 31,



                                1997 	$ 	 	134

                                1998 	 	 	130

                                1999 	 	 	130

                                2000 	 	 	130

                                2001 	 	 	130

                           Thereafter 		 	130

	9.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the Italian tax basis of assets and liabilities and their carrying amounts for financial reporting purposes. The more significant components of the net deferred income tax assets and liabilities resulted from differences in the timing of expenses for financial statement purposes and deductibility for income taxes principally related to the future benefit of an Italian tax credit and for differences in depreciation and amortization methods.
	9.	Income Taxes, continued

The income tax (provision) benefit for the years ended July 31, 1996 and 1995 consists of the following:

                          			 1996 			 1995

               Current 	 	$   	(289) 	 	$ 	(566)

               Deferred 	 	 	(2,688) 	 	 	4,510


                       	 	$ 	(2,977) 		$ 	3,944


The 1995 benefit results principally from an Italian tax credit arising from an intercompany merger transaction. The credit carryforward is reflected as a deferred tax asset as its realizability is considered by management to be more likely than not.


	10.	Debt Arrangements

The Company has a number of short-term borrowing facilities available from approximately 25 banks. The total amount available under overdraft facilities is $4,147 at interest rates between 9.5% and 12.75% at July 31, 1996. These facilities are not collateralized and do not contain significant financial covenants. In addition, the Company has a number of export and domestic sales facilities whereby the banks loan against accounts receivable. Total available receivable lines of credit are $15,273 at July 31, 1996 and carry interest at 9.5% to 12.75%.

	10.	Debt Arrangements, continued

Long-term debt consists of the following at July 31, 1996 and 1995:

                                              			 	 	 1996 	 	 	 1995


CARIPLO and other banks pool senior loan to FIR, due
 	 	September 15, 1999.  Indexed interest rate at
 	 	Roman Interbank Offering Rate ("RIBOR") plus
  		1.5%.  No penalty for anticipated
	 	 reimbursements. 	                          	 	$ 	12,112 	 	$ 	14,513


Subordinated debt from Banca Popolare di Cremona to
 	 	FIR, due September 9, 1999.  Indexed interest rate
  		at RIBOR plus 1.5%. 	 	 	                        	1,646 	  	 	1,578


Subordinated debt from Credit Lyonnais (Milan) to FIR,
 	 	due September 9, 1999.  Indexed rate at RIBOR plus
 	 	1.5%.  No penalty for anticipated reimbursement. 	1,646 	 	 	1,578

Senior debt from Credit Lyonnais to Selin, due
 	 	February 26, 2001.  Indexed interest rate at
 	 	RIBOR plus 0.5%. 	                             		3,357         -

 	 	 	 	 	Total 	                                	 	18,761 	 	 	17,669

Less current maturities                  	 	 	 	 	 	(3,028)  	 	(2,901)

 	 	 	Long-term debt, net                     	 	$ 	15,733  	$ 	14,768


RIBOR was 8.5625% and 11.375% at July 31, 1996 and 1995,
respectively.

In accordance with the pool senior loan, the Company is unable to declare dividends or make a reduction in share capital. In addition, the bank has the right to request the repayment of the debt in the event of certain changes in ownership. There are no significant financial covenants on the subordinated debt. None of the debt facilities are collateralized.

The controlling shareholder has guaranteed the subordinated debt from Banca Popolare di Cremona, the subordinated debt from credit Lyonnais, and the senior debt from Credit Lyonnais.

Maturities of net long-term debt as of July 31, 1996 are as follows:

                     1997 	 	$ 	3,028

                     1998 	 	 	3,028

                     1999 	 	 	3,028

                     2000 	 	 	6,320

                     2001 	 	 	3,357

Based upon the borrowing rates currently available to the Company for debt, management estimates that the recorded principle amount is deemed to be the same as current fair value.

	11.	Staff Severance

The staff severance liability is similar to a pension fund. It is accrued by the Company per Italian law for all employees at 13.5% of annual gross salary. In addition to the annual accrual, the total fund is revalued each year according to an official index (equivalent to the retail price index plus 1.5%).
 This fund is payable to employees when they leave the Company.


	12.	Subsequent Events

In May, 1997, the Company entered into an agreement to acquire the common stock of TEA, referred to in Note 3, for approximately $1,100 in cash and assumed debt. The transaction will be accounted for under the purchase method of accounting.

In May, 1997, the Company's shareholders entered into an agreement to sell their shares to a subsidiary of Motors and Gears.



	13.	Commitments and Contingencies

FIR issued a guarantee in favor of Banca di Roma, which in turn had issued a bank guarantee in favor of third parties for a commercial obligation of Selin Sistemi. Such obligation is related to a $1,970 supply contract for an Indian government body. As of July 31, 1996, approximately $99 remained on the guarantee.

The Company is evaluating potential environmental remediation liabilities. As of April, 1997, the Company has identified a site which may require remediation. The Company is presently unable to determine what, if any, liability it may incur in this matter.


	14.	Interest Rate Swap

In order to hedge the Company's $14,500 loan, the Company has entered into four interest swap agreements with San Paolo Torini as follows:

                      	 	 	 	Nominal amount
           	Expiration Date 	 	 	$000's 	 	 	Rate received   		 	Rate paid



Contract 1 	September 1996 	   $ 3,291 	     LIBOR at 6 months		   11.28%

Contract 2 	September 1997 	 	 $ 3,291 			   LIBOR at 6 months		   11.70%

Contract 3 	September 1998     $ 3,291 			   LIBOR at 6 months 	   11.85%

Contract 4 	September 1999     $ 3,291    			LIBOR at 6 months		   11.91%

14.	Interest Rate Swap, continued

The 6 month LIBOR rate was 10.94% at July 31, 1995 and 8.67% at July 31, 1996. The LIBOR rate may continue to decline, thereby creating larger losses on the interest rate swaps. The Company records the differentials to be received or paid under the contracts as an adjustment to interest expense over the life of the contracts. An additional $172 and $44 was expensed for the loss on the swap contract in 1996 and 1995, respectively.



15.  	Supplemental Disclosure of Noncash Investing Activities

During 1995, noncash investing activities consisted of the following:

       Acquisition of FIR

         	Assets acquired           	$ 	50,027

         	Liabilities assumed         		13,222


      Acquisition of SELIN

         	Assets acquired                		631

         	Liabilities assumed             		-